Telesis Technology Corporation Announces Filing Form 10-K Annual Report For 2004.

Palmetto, Florida - March 30th, 2005 - Telesis Technology Corporation (OTC: TLST) today announced that it has filed its 2004 Year End Annual Report on Form 10-K with the Securities and Exchange Commission. This report includes the audited financial statements for the year ended December 31, 2004. The Form 10-K Annual Report can be obtained directly from the Securities and Exchange Commission website at http://www.sec.gov/Archives/edgar/data/1290416/000113717105000388/0001137171-05-000388-index.htm

“We want to thank and assure all our partners, customers and shareholders that Telesis Technology Corporation is focused in building a fundamentally strong, innovative company, and we are committed to our long term growth strategy with the continued goal of providing long term shareholder value”, said Mr. Hasit Vibhakar, Chairman, CEO & President. “Once again we had a great 2004 and were profitable on an annual basis and generated positive cash flow, ending the year with a strong balance sheet.”

About Telesis Technology Corporation

Telesis Technology Corporation designs, develops, tests, manufactures and markets a diverse range of Aerospace & Defense products. Our products are in worldwide use, supporting communication systems, networks, test systems and applications for the Aerospace & Defense sectors. Telesis Technology Corporation has several operating divisions with locations in Palmetto, Florida, Superior, Nebraska and Singapore. Company information can be obtained at http://www.telesistechnology.com

Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation & Reform Act of 1995. In this press release, the words "estimate," "project," "believe," "anticipate," "intend," "expect," and similar expressions are intended to identify forward-looking statements. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, the Company's ability to obtain additional financing to implement its business strategy, the delay or failure to properly manage growth and successfully integrate acquired companies and operations, lack of geographic diversification, imposition of new regulatory requirements affecting its business, a downturn in the general economic conditions, and other risks detailed from time to time in the Company's periodic reports filed with the SEC.

Contact:

Investor Relations
Hasit Vibhakar
Telesis Technology Corporation
941-795-7441 ext: 228
ir@telesistechnology.com